EXHIBIT 10.6

COMPENSATION FOR NAMED EXECUTIVE OFFICERS

For Fiscal 2006

Name	Principal Position	Annual Base Salary	Bonus (1)
Joseph W. Luter, III	Chairman of the Board and Chief Executive Officer	$850,000	(2)
C. Larry Pope	President and Chief Operating Officer	$700,000	(2)
Jerry H. Godwin	President of Murphy-Brown	$750,000	(3)
Joseph W. Luter, IV	President of Smithfield Packing	$620,000	(4)
Joseph B. Sebring	President of John Morrell	$620,000	(5)

(1)	All bonus awards are made under the performance award component of the Company’s 1998 Stock Incentive Plan and may be subject to adjustment downward at the Compensation Committee’s discretion based on an officer’s individual performance.
(2)	Derived from a formula based on Company-wide profits during Fiscal 2006.
(3)	Derived from a formula based on Murphy-Brown’s ability to control hog raising costs.
(4)	Derived from the greater of a formula based on Company-wide profits during Fiscal 2006 and a formula based on Smithfield Packing’s profits during Fiscal 2006.
(5)	Derived from a formula based on John Morrell’s profits during Fiscal 2006.